                                                                   EXHIBIT 5.1

                        [MILLER & HOLGUIN LETTERHEAD]

September 2, 1998


ATG Inc.
47375 Fremont Boulevard
Fremont, California  94538

Ladies and Gentlemen:

     We are providing this opinion with respect to certain matters in connection with the filing by ATG Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to (i) 954,000 shares of the Company's Common Stock, no par value per share (the "Common Stock"), pursuant to the ATG Inc. 1994 Stock Option Plan (the "Non-Statutory Plan"), (ii) 500,000 shares of Common Stock pursuant to the ATG Inc. 1998 Stock Ownership Incentive Plan (the "Incentive Plan"), (iii) 200,000 shares of Common Stock pursuant to the ATG Inc. 1998 Non-Employee Directors Stock Option Plan (the "Directors' Plan"), and (iv) 200,000 shares of Common Stock pursuant to the ATG Inc. Employee Stock Purchase Plan (the "Purchase Plan") (collectively, the "Shares").

     In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Articles of Incorporation and its Bylaws, as amended, the Non-Statutory Plan, the Incentive Plan, the Directors' Plan, the Purchase Plan, resolutions of the Company's Board of Directors dated February 5, 1998 and August 27, 1998, and such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares newly issued by the Company, when issued and sold in accordance with the terms of (A) the Non-Statutory Plan, the Incentive Plan, the Directors' Plan or the Purchase Plan and (B) the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     MILLER & HOLGUIN


                                By:  /s/ Brian A. Sullivan
                                     ---------------------
                                     Brian A. Sullivan